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                                                                     EXHIBIT 1.1

                             READ-RITE CORPORATION

                          CONVERTIBLE DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                AUGUST 20, 1997

Goldman, Sachs & Co.
Hambrecht & Quist LLC
Smith Barney Inc.
c/o Goldman, Sachs & Co.
555 California Street, 45th Floor
San Francisco, CA  94104

Ladies and Gentlemen:

         From time to time Read-Rite Corporation, a Delaware corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its convertible debt securities (the "Securities"), convertible into Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the Firm Securities), the Company may grant to the Underwriters the right to purchase at their election an additional number of Securities, specified in such Pricing Agreement as provided in Section 3 hereof (the "Optional Securities"). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Designated Securities."

         The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement.

         1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being
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designated as its or their representatives.  This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Firm Securities, the maximum aggregate principal amount of Optional Securities, if any, the initial public offering price of such Firm Securities and Optional Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Firm Securities and Optional Securities, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) A registration statement on Form S-3 (File No. 333-24183) (the "Initial Registration Statement") in respect of the Securities and the shares of Common Stock issuable upon conversion thereof has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon the filing (and other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b)





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Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement;" the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus;" any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                 (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements





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therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representative expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                 (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representative expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                 (d) Neither the Company nor any of its Significant Subsidiaries (as defined in Section 14) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development that would reasonably be expected to cause a prospective material adverse change, in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; the Company does not have any "Significant Subsidiaries" as defined in Rule 405 under the Act except for Read-Rite International, Read-Rite (Malaysia) Sdn. Bhd., Read- Rite (Thailand) Co., Ltd., Read-Rite SMI Corporation, Read-Rite Philippines, Inc. and Read-Rite SMI ("Thailand") (collectively, the "Significant Subsidiaries").

                 (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign





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corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing in any such jurisdiction would not have a material adverse effect on the company and its subsidiaries taken as a whole;

                 (f) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation and, where applicable, in good standing under the laws of its jurisdiction of incorporation. Each of the Company's Significant Subsidiaries has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

                 (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors qualifying shares and the minority interest in Read- Rite SMI held by Sumitomo Metal Industries, Ltd. ("Sumitomo")) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for certain restrictions contained in Article 5 and Article 14.4 of the Joint Venture Agreement dated as of June 14, 1991 by and between the Company and Sumitomo and in Article 9 of the Articles of Incorporation of Read-Rite SMI) been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Securities (the "Conversion Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; and

                 (h) When the Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, and in the case of any Optional Securities, pursuant to the Over-allotment Options (as defined in Section 3 hereof) with respect to such Securities, such Designated Securities will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act, and at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof) enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principals; and the Indenture conforms and the Designated Securities will conform in all material respects to the





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descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

                 (i) Prior to the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates has taken any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization (within the meaning of the Act) of the price of any security of the Company in connection with the offering of the Securities;

                 (j) The issue and sale of the Securities, the issuance of the Conversion Shares and the compliance by the Company with its obligations pursuant to the Securities, the Indenture, this Agreement, any Pricing Agreement and each Over-allotment Option, if any, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (other than as disclosed in the Prospectus) or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except where such breach,violation or default would not have a material adverse effect on the business and results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the charter documents of any of its Significant Subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the performance by the Company of its obligations pursuant to this Agreement or any Pricing Agreement or the Indenture or any Over-allotment Option, except (i) such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act, (ii) the approval of the quotation of the Conversion Shares in the Nasdaq National Market and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and except where the failure to obtain such consents would not have a material adverse effect on the offering of the Designated Securities.

                 (k) The statements set forth in the Prospectus under the captions "Descriptions of Securities", "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Designated Securities and the Common Stock, and under the captions "Underwriting" and "Plan of Distribution", insofar as they purport to summarize certain provisions of the laws





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and documents referred to therein, fairly summarize such terms, laws and documents in all material respects.

                 (l) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By- laws or other charter documents, or in any material respect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is party or by which it or any of its properties may be bound;

                 (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or by others;

                 (n) The Company is not, and after giving effect to the offering and sale of the Securities, will not be an "investment company" or any entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                 (o) The Company has all corporate power to enter into this Agreement and the Pricing Agreement. This Agreement has been and, as of the Time of Delivery, the Pricing Agreement will have been, duly authorized, executed and delivered by the Company;

                 (p) Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                 (q) The Company and its subsidiaries own or possess or can acquire on commercially reasonable terms adequate licenses or other rights to use all patents, trademarks, services marks, trade names, copyrights, mask work rights, technology and know-how necessary to conduct the business now or proposed to be conducted by the Company and its subsidiaries as described in the Prospectus, and except as disclosed in the Prospectus, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with ) asserted rights of others with respect to any patents, trademarks, services marks, trade names, copyrights, mask work rights or know-how which would be reasonably





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likely to result in any material adverse effect upon the Company and its subsidiaries taken as a whole;

                 (r) The Company and its subsidiaries have obtained any permits, consents and authorizations required to be obtained by them under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively "Environmental Laws"), and any such permits, consents and authorizations remain in full force and effect. The Company and its subsidiaries are in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company and its subsidiaries alleging violations of the Environmental laws.

                 (s) The Company has entered in to an Agreement and Waiver between the Company and the holders of its $100 million principal amount 7.53% Senior Notes due 2000 (the "Senior Notes"), which will provide that the Company may prepay the Senior Notes without the required 30 days notice; and the Company agrees hereby to prepay such indebtedness with the proceeds of any sale of Securities hereunder in accordance with the section entitled "Use of Proceeds" in the Prospectus. The Company intends to use the remainder of the proceeds in the manner specified in the "Use of Proceeds" section of the Prospectus.

                 (t) The Company has entered into a Sixth Amendment to the Third Amended and Restated Credit Agreement and Consent among the Company and each of the financial institutions named therein and the Second Amendment to Term Loan Agreement and Consent among the Company and each of the financial institutions named therein, each of which shall permit the consummation of the sale of the Securities offered hereby, the incurrence by the Company of the indebtedness represented by the Securities and the pre-payment of the Senior Notes in accordance with the section entitled "Use of Proceeds" in the Prospectus.

         3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an "Over-allotment Option") to purchase at their election up to the principal amount of Optional Securities as set forth in such Pricing Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given within a





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period specified in the Pricing Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of days after the date of such notice set forth in such Pricing Agreement.

         The principal amount of Optional Securities to be added to the principal amount of Firm Securities to be purchased by each Underwriter as set forth in Schedule 1 to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the principal amount of Optional Securities which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the principal amount of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the principal amount of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate principal amount of Firm Securities. The total principal amount Designated Securities to be purchase by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate principal amount of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate principal amount of Optional Securities which the Underwriters elect to purchase.

         4. Firm Securities and Optional Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least thirty-six hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer, payable to the order of the Company in the funds specified in such Pricing Agreement, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing such time and date being herein called the "First Time of Delivery" for such Securities and (ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "Second Time of Delivery." Each such time and date for delivery is herein called a "Time of Delivery."

         5. The Company agrees with each of the Underwriters of any Designated Securities:





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                 (a)      to prepare the Prospectus as amended or supplemented
in relation to the applicable Designated Securities in a form reasonable approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities or the Conversion Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

                 (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities and the Conversion Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) At or prior to 3:00 p.m., New York City time, on the New York Business Day immediately following the date of the Pricing Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at anytime in connection with





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the offering or sale of the Securities and the Conversion Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason, it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                 (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                 (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the date 90 days after the date of the Pricing Agreement, the Company hereby agrees not offer, sell, contract to sell, or otherwise dispose of any securities of the Company that are substantially similar to the Notes or the Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to equity-based employee and director compensation plans existing on the date hereof and upon conversion of the Notes) without the prior written consent of Goldman, Sachs & Co.;

                 (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of the Pricing Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                 (g) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issued the Conversion Shares; and

                 (h) To use its best efforts to list, subject to notice of issuance, the Conversion Shares for quotation in the Nasdaq National Market.





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         6.      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities and the Conversion Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, and Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among the Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities,
(iii) all expenses in connection with the qualification of the Securities and the Conversion Shares for offering and sale under state securities laws as provided in section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys;
(iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v)any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; (viii) listing of the Conversion Shares on the New York Stock Exchange; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if effective by 10:00 p.m., Washington, D.C. time, on the date of the Pricing Agreement; no stop order suspending the effectiveness of the Registration Statement of any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                 (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions dated each Time of Delivery for such Designated Securities, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representatives their written opinion, dated each Time of Delivery for such Designated Securities, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                          (i)     The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                          (ii)    The Company has been duly qualified as a
foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                          (iii)   To such counsel's knowledge and other than as
set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                          (iv)    The issue and sale of the Designated
Securities, the issuance of the Conversion Shares and the performance by the Company of its obligations pursuant to the Designated Securities, the Indenture, this Agreement and the Pricing Agreement with respect to the Designated Securities will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement (other than as disclosed in the Prospectus) or other agreement or instrument filed or which would be required to be filed as an exhibit to an annual report on Form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K if such Form 10-K was filed as of the date of such opinion (excluding any such agreements that have expired or are terminated) as certified to such counsel by the Company, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to such counsel's knowledge, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and

                          (v)     This Agreement and the Pricing Agreement with
respect to the Designated Securities have been duly authorized, executed and delivered by the Company.

                          (vi)    The Company has an authorized capitalization
as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non- assessable;

                          (vii)   The Designated Securities are in the form
contemplated by the Indenture, have been duly authorized by the Company and when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered against the purchase price therefor specified herein and in the Pricing Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Designated Securities and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

                          (viii)  The Conversion Shares (based on the initial
conversion rate) have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Designated Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Common Stock contained in the Prospectus;

                          (ix)    The Indenture has been duly authorized,
executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act.

                          (x)     No consent, approval, authorization, order,
registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities, the issuance of the Conversion

Shares or the performance by the Company of its obligations set forth in this Agreement or such Pricing Agreement or the Indenture, except (w) as contemplated by the terms thereof, (x) such as have been obtained under the Act and the Trust Indenture Act, (y) the approval of the quotation of the Conversion Shares on the Nasdaq National Market and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                          (xi)    The statements set forth in the Prospectus
under the captions "Description of Securities," "Description of Notes" and "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Designated Securities and the Common Stock, fairly summarize such terms in all material respects; and under the captions "Underwriting" and "Plan of Distribution", insofar as they purport to summarize certain provisions of the laws and documents referred to therein, fairly summarize such terms, laws and documents in all material respects;

                          (xii)   The statements set forth in the Prospectus
under the caption "Certain Federal Income Tax Considerations", insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize such laws in all material respects;

                          (xiii)  To such counsel's knowledge, the Company is
not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

                          (xiv)   The documents incorporated by reference in
the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

                          (xv)    The Registration Statement and the Prospectus
as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related schedules therein and financial data derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder;

         Such counsel shall also include a statement to the effect that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xi) and (xii) of this Section 7(c), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and financial data derived therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and financial data derived therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and financial data derived therefrom, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In addition, such counsel shall include a statement to the effect that it does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required by the Act or the Exchange Act.

         In rendering the opinions set forth herein, such counsel may rely with respect to matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they have no reason to believe both you and they are not justified in relying upon such certificates and a copy of such certificate shall be delivered to you. Such counsel's opinion that any agreement is valid, binding or enforceable in accordance with its terms may be qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such validity and binding effect or enforceability are considered in a proceeding in equity or at law.

                 (d) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex I hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of the Pricing Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                 (e)      (i)     Neither the Company nor any of its
subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that would reasonably be expected to cause a prospective change, in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in Clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Securities or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

                 (f) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and
(ii)( no such organization shall have publicly announced that it has under surveillance or review, with possible negative, its rating of any of the Company's debt securities or preferred stock;

                 (g) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market, (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market, (iii) a general moratorium on commercial banking activities declared by either Federal or New York state authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

                 (h) The Company shall have furnished or cause to be furnished to the Representatives at each Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
(a) and (e) of this Section and as to such other matters as the Representatives may reasonably request;

                 (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of the Pricing Agreement; and

                 (j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company listed on Schedule III of the Pricing Agreement substantially to the effect set forth on Schedule IV of the Pricing Agreement.

         8.      (a)      The Company will indemnify and hold harmless each
Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

                 (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve if from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under subsection for any legal expenses of other counsel of any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

                 (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9.      (a)      If any Underwriter shall default in its obligation to
purchase the Firm Securities or the Optional Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Firm Securities or Optional Securities, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement of the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement of the Prospectus which in the reasonable opinion of the Company and the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

                 (b) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Firm Securities or Optional Securities, as the case may be, which remains unpurchased does not exceed one- eleventh of the aggregate principal amount of the Firm Securities or Optional Securities, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principle amount of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Firm Securities or Options Securities, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Firm Securities or Optional Securities, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Securities or Optional Securities, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                 (c) If, after giving effect to any arrangements for the purchase of the Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Firm Securities or Optional Securities, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Firm Securities, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Firm Securities, as the case may be, as referred to in subsection (b) above, or if the

Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities or Optional Securities, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Securities or Optional Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be born by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If any Pricing Agreement or Over-allotment Option shall be terminated pursuant to Section 9 hereof, or if the Underwriters do not purchase Designated Securities under the Pricing Agreement or Over-allotment Option relating to such Designated Securities because the condition set forth in
Section 7(b), 7(e), 7(f), 7(g) and 7(h) hereof shall not have been satisfied, the Company shall not then be under any liability to any Underwriter with respect to the Firm Securities or Option Securities, as the case may be, covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof, but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: attention Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of the Agreement or any such Pricing Agreement. No purchaser or any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. "Significant Subsidiary" shall for purposes of this Agreement have the meaning ascribed to it in Rule 405 of the Act.

         15. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         16. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         17. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof



                                           Very truly yours,

                                           Read-Rite Corporation

                                           By:/s/ REX S. JACKSON
                                              ----------------------------------
                                           Name:  Rex S. Jackson
                                           Title:  Vice President and General
                                                   Counsel

Accepted as of the date hereof:
Goldman, Sachs & Co.
Hambrecht & Quist LLC
Smith Barney Inc.


By:/s/ GOLDMAN, SACHS & CO.
   ---------------------------
     (Goldman, Sachs & Co.)

                                    SCHEDULE I

                                                                      Maximum
                                                      Principal       Principal
                                                      Amount of       Amount of
                                                      Designated      Optional
                                                      Securities      Securities
                    UNDERWRITER                         to be        which may be
                    -----------                       Purchased       Purchased
                                                      -----------    -------------

   Goldman, Sachs & Co.                                $              $

                                                      -----------    -------------
   Total                                              $              $
                                                      -----------    -------------

                                  SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

      [  %] [Floating Rate] [Zero Coupon] [Notes] [Debentures] due,

AGGREGATE PRINCIPAL AMOUNT OF DESIGNATED SECURITIES:

      Aggregate principal amount of Firm Securities:
Maximum aggregate principal amount of Optional Securities that may be purchased:

PRICE TO PUBLIC:

       ___% of the principal amount of the Designated Securities, plus accrued
interest [, if any,] from          to                     [and accrued
amortization [, if any,] from                 to           ]

PURCHASE PRICE BY UNDERWRITERS:

       ___% of the principal amount of the Designated Securities, plus accrued
               interest from to          [and accrued amortization [, if any,]
               from                      to                    ]

CONVERSION PRICE:

     [$] per share [subject to adjustment upon the occurrence of certain events]

FORM OF DESIGNATED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC" or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Federal (same day) funds [by wire transfer]

TIME OF DELIVERY:

         a.m. (New York City time),                      , 19

INDENTURE:

Indenture dated                    , 19         , between the Company and
, as Trustee

MATURITY:

INTEREST RATE:

      [   %] [Zero Coupon] [See Floating Rate Provisions]

INTEREST PAYMENT DATES:

      [months and dates, commencing ....................., 199..]

REDEMPTION PROVISIONS:

      [No provisions for redemption]

      [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the
      amount of [$        ] or an integral multiple thereof, [on or after
      ,     at the following redemption prices (expressed in percentages of principal amount).  If [redeemed on or before
         ,    %, and if] redeemed during the 12-month period beginning
,


                                                                     REDEMPTION
                                                    YEAR               PRICE
                                                    ----               -----


      and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.] [on any interest payment
      date falling on or after             ,        , at the election of the
      Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

      [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

      [Restriction on refunding]

SINKING FUND PROVISIONS:

      [No sinking fund provisions]

      [The Designated Securities are entitled to the benefit of a sinking fund
      to retire [$          ] principal amount of Designated Securities on
      in each of the years          through at 100% of their principal amount
      plus accrued interest [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$
      ] principal amount of Designated Securities in the years
      through            at 100% of their principal amount plus accrued
      interest.]

      [If Designated Securities are extendable debt securities, insert--]

EXTENDABLE PROVISIONS:

      Designated Securities are repayable on           ,           [insert date
      and years], at the option of the holder, at their principal amount with
      accrued interest.  The initial annual interest rate will be       %, and
      thereafter the annual interest rate will be adjusted on           ,
      and          to a rate not less than       % of the effective annual
      interest rate on U.S. Treasury obligations with         -year maturities
      as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

     [If Designated Securities are floating rate debt securities, insert--]

FLOATING RATE PROVISIONS:

      Initial annual interest rate will be       % through          [and
      thereafter will be adjusted [monthly] [on each          ,
      , and       ] [to an annual rate of      % above the average rate
      for           -year [month][securities][certificates of deposit]
      issued by and        [insert names of banks].] [and the annual
      interest rate [thereafter] [from through         ] will be the
      interest yield equivalent of the weekly average per annum market
      discount rate for             -month Treasury bills plus         %
      of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for
      -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount
      rate for         -month Treasury bills); [from     and thereafter
      the rate will be the then current interest yield equivalent plus
      % of Interest Differential].]

DEFEASANCE PROVISIONS:

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

ADDITIONAL CLOSING CONDITIONS:

    Paragraph 7(h) of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended): the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]".

NAMES AND ADDRESSES OF REPRESENTATIVES:

    Designated Representatives:

    Address for Notices, etc.:

[OTHER TERMS]* :





__________________________________

* A DESCRIPTION OF PARTICULAR TAX, ACCOUNTING OR OTHER UNUSUAL FEATURES (INCLUDING ANY EVENT RISK PROVISIONS) OF THE DESIGNATED SHARES SHOULD BE SET FORTH, OR REFERENCED TO AN ATTACHED OR ACCOMPANYING DESCRIPTION, IF NECESSARY, TO ENSURE AGREEMENT AS TO THE TERMS OF THE DESIGNATED SHARES TO BE PURCHASED AND SOLD. SUCH A DESCRIPTION MIGHT APPROPRIATELY BE IN THE FORM IN WHICH SUCH FEATURES WILL BE DESCRIBED IN THE PROSPECTUS SUPPLEMENT FOR THE OFFERING.